                            ASSET PURCHASE AGREEMENT


                                 BY AND BETWEEN


                             WONDERWARE CORPORATION
                                AS THE PURCHASER,
                                ON THE ONE HAND,


                                       AND


                                   SPSS INC.,
                                 AS THE SELLER,
                                ON THE OTHER HAND


                               DATED: MAY 11, 2000


                                TABLE OF CONTENTS

ARTICLE I - SALE AND PURCHASE OF ASSETS...........................................................................5
         1.1      Assets..........................................................................................5
                  1.1.1     Intellectual Property.................................................................5
                  1.1.2     Tangible Assets.......................................................................6
                  1.1.3     Inventory.............................................................................6
                  1.1.4     Production and Promotional Assets.....................................................6
                  1.1.5     Assigned Contracts....................................................................6
                  1.1.6     Books and Records.....................................................................6
                  1.1.7     Goodwill..............................................................................6
         1.2      Exclusions......................................................................................7
                  1.2.1     Excluded Liabilities..................................................................7
                  1.2.2     Excluded Contracts....................................................................8
         1.3      Closing and Effective Date......................................................................8
                  1.3.1     Time and Place........................................................................8
                  1.3.2     Transfer..............................................................................8
         1.4      Allocation of Purchase Price....................................................................9
         1.5      Purchase Price..................................................................................9
ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................9
         2.1      Existence and Rights............................................................................9
         2.2      Agreement Authorized............................................................................9
         2.3      No Conflict....................................................................................10
         2.4      Title..........................................................................................10
         2.5      Financial Matters..............................................................................10
                  2.5.1     Financial Condition..................................................................10
                  2.5.2     No Undisclosed Liabilities...........................................................10
         2.6      No Subsequent Changes..........................................................................10
         2.7      Inventory......................................................................................11
         2.8      Product Liability..............................................................................11
         2.9      Intellectual Property..........................................................................11
                  2.9.1     Licenses.............................................................................11
                  2.9.2     Copyrights...........................................................................12
                  2.9.3     Trademarks...........................................................................12
                  2.9.4     Non-Infringement and Litigation......................................................12
         2.10     Assigned Contracts.............................................................................12
         2.11     Litigation.....................................................................................12
         2.12     Compliance with Laws...........................................................................12
         2.13     Assets.........................................................................................13
         2.14     No Other Acquisition Agreement.................................................................13
         2.15     Commissions....................................................................................13
         2.16     Accuracy of Information Furnished..............................................................13
         2.17     Permits and Consents...........................................................................13
         2.18     Termination or Release of Security Interests...................................................13
         2.19     Termination or Release of Affiliate Agreements.................................................13
         2.20     Condition of Products..........................................................................13
         2.21     Y2K Compliance.................................................................................14


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
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF WONDERWARE.......................................................14
         3.1      Existence and Rights...........................................................................14
         3.2      Agreement Authorized...........................................................................14
         3.3      No Conflict....................................................................................14
         3.4      Commissions....................................................................................14
         3.5      Permits........................................................................................15
         3.6      Accuracy of Information Furnished..............................................................15
ARTICLE IV - COVENANTS OF SELLER.................................................................................15
         4.1      Assignment of Assigned Agreements..............................................................15
         4.2      Transfer, Assignment and Registration of Intellectual Property.................................15
         4.3      Transfer of Business Relationships.............................................................15
         4.4      Technical Support; Warranties; Product Returns.................................................15
                  4.4.1     Obligation to Provide Technical Support..............................................16
                  4.4.2     Standards of Technical Support Provided..............................................16
                  4.4.3     Indemnification for Claims Arising From Technical Support............................16
                  4.4.4     Division of Support Revenue..........................................................17
                  4.4.5     Product Returns......................................................................17
         4.5      QI Analyst Products Knowledge Transfer.........................................................17
         4.6      Technical Support Knowledge Transfer...........................................................17
         4.7      Statistical Consulting.........................................................................17
         4.8      Sales or Use Taxes.............................................................................18
         4.9      Non-Competition................................................................................18
ARTICLE V - COVENANTS OF WONDERWARE..............................................................................18
         5.1      Access to Books and Records After Closing Date.................................................18
ARTICLE VI - INDEMNIFICATION.....................................................................................18
         6.1      Indemnification................................................................................18
         6.2      Procedure for Indemnification..................................................................19
ARTICLE VII - CONDITIONS PRECEDENT...............................................................................20
         7.1      Conditions to Each Party's Obligation..........................................................20
                  7.1.1     No Injunctions; Orders...............................................................20
                  7.1.2     Approvals............................................................................20
                  7.1.3     No Litigation........................................................................20
         7.2      Conditions to Seller's Obligations.............................................................20
                  7.2.1     Representations and Warranties True..................................................20
                  7.2.2     Performance..........................................................................21
         7.3      Conditions to Wonderware's Obligations.........................................................21
                  7.3.1     Representations and Warranties True..................................................21
                  7.3.2     Performance..........................................................................21
                  7.3.3     Employment Agreements with Seller's Personnel........................................21
                  7.3.4     Provision of Materials for Product Due Diligence.....................................21
                  7.3.5     Completion of Product Due Diligence..................................................21
                  7.3.6     Provision of Technical Support Call Logs.............................................21
         7.4      Effect of Consummation of the Closing..........................................................21
ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER.................................................................22
         8.1      Grounds for Termination........................................................................22
                  8.1.1     Mutual Consent.......................................................................22
                  8.1.2     Breach of Warranties or Covenants; Misrepresentation.................................22



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
                  8.1.3     Expiration Date......................................................................22
                  8.1.4     Illegality...........................................................................22
                  8.1.5     Government Action....................................................................22
         8.2      Effect of Termination..........................................................................22
         8.3      Waiver.........................................................................................22
ARTICLE IX - MISCELLANEOUS.......................................................................................23
         9.1      Announcements..................................................................................23
         9.2      Cooperation....................................................................................23
         9.3      Complete Agreement: Modifications..............................................................23
         9.4      Expenses.......................................................................................23
         9.5      Remedies Not Exclusive: No Termination.........................................................23
         9.6      Notices........................................................................................23
         9.7      Third-Party Benefits...........................................................................24
         9.8      Governing Law..................................................................................24
         9.9      Dispute Resolution and Arbitration.............................................................24
                  9.9.1     Negotiation Between Executives.......................................................24
                  9.9.2     Arbitration..........................................................................25
         9.10     Waivers Strictly Construed.....................................................................25
         9.11     Illegality.....................................................................................25
         9.12     Successors and Assigns.........................................................................25
         9.13     Rules of Construction..........................................................................25
                  9.13.1    Headings.............................................................................25
                  9.13.2    Tense and Case.......................................................................25
                  9.13.3    Severability.........................................................................26
                  9.13.4    Agreement Negotiated.................................................................26
         9.14     Counterparts...................................................................................26


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


                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT (the "Agreement"), is made and entered into as of the 11th day of May, 2000 (the "Effective Date"), by and between Wonderware Corporation, a Delaware corporation ("Wonderware"), on the one hand, and SPSS Inc., a Delaware corporation ("Seller"), on the other hand.

                                 R E C I T A L S

         A. Seller has a line of products known as, and referred to herein, as the "QI Analyst Product" or "QI Analyst Products", all as more particularly described on the attached Exhibit A. Seller's business with respect to the QI Analyst Products, involves the development, marketing, selling and servicing of such QI Analyst Products, and said business, insofar as it relates to the QI Analyst Products, will be herein referred to as the "QI Analyst Business."

         B. Wonderware desires to buy, through the payment of cash and certain other consideration set forth herein, and Seller desires to sell, substantially all of the Assets (as that term is defined below) of the QI Analyst Business, all on the terms and conditions set forth herein.

         C. In conjunction with the transactions contemplated hereby, Seller has agreed that Wonderware may hire Richard Marcell and James Cheever from Seller's staff without payment or other consideration to Seller.

         D. In conjunction with the transactions contemplated hereby, Seller has agreed to provide, at no additional cost, certain QI Analyst Product related training and resources to Wonderware all as more particularly described herein.

                                A G R E E M E N T

         NOW, THEREFORE, based on the above premises and in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

                                    ARTICLE I
                           SALE AND PURCHASE OF ASSETS

1.1 Assets. On the terms and subject to the conditions of this Agreement, on the Closing Date, Seller agrees to sell to Wonderware, and Wonderware agrees to purchase from Seller, the following assets (collectively, the "Assets"), free and clear of any and all liens, charges, security interests, options, claims or other encumbrances of any nature whatsoever ("Liens and Encumbrances").

                  1.1.1 Intellectual Property. All right, title and interest in and to all of the intellectual property of every nature whatsoever related solely to the QI Analyst Products or QI Analyst Business, including without limitation the following: (i) the object code and source code (in machine and human readable forms) of all computer programs, data bases and other software solely relating to or constituting a part of the QI Analyst Products (including, but not limited to the software known as "QI Analyst Gage R&R"), (ii) all registered and unregistered copyrights related to the QI Analyst Products, (iii) all rights in and to the trade name and trade mark "QI Analyst" and all derivations thereof,
(iv) all other patents, trademarks, trade names, service marks and copyrights (whether registered or unregistered) relating solely to or used solely in connection with the QI Analyst Products or Business, (v) all registrations and applications therefor, (vi) all research, notes, diagrams, flowcharts, inventions, know-how, processes, ideas, trade secrets and other research and development relating solely to the QI Analyst Products or QI Analyst Business or any future versions thereof, (vii) all Seller's customer, technical support and prospect lists and databases relating solely to the QI Analyst Products or QI Analyst Business, (viii) all technical, marketing, promotional and other information and documentation relating to the QI Analyst Products or QI Analyst Business, (ix) all goodwill, if any, appurtenant to the foregoing, and (x) all post-Closing rights, claims or choses in action relating to or deriving from any of the foregoing (collectively, the "Intellectual Property"). Without limiting the foregoing the Intellectual Property is further described on Exhibit A and Schedules 1.1.4, 2.10.2 and 2.10.3 attached hereto;

                  1.1.2 Tangible Assets. All computer equipment used in the development of the QI Analyst Products listed on Schedule 1.1.2 attached hereto (the "Tangible Assets");

                  1.1.3 Inventory. All inventories of Seller of every nature whatsoever, related solely to the QI Analyst Products including, without limitation, all instruction manuals and other materials related thereto on all media; all finished materials, work-in-process and raw materials, packaging materials and miscellaneous supplies of Seller related solely to the QI Analyst Products of every nature whatsoever and wherever located, including without limitation at warehouses, depositories, printers or any of Seller's facilities (the "Inventory") including but not limited to the Inventory Assets listed on
Schedule 1.1.3 attached hereto;

                  1.1.4 Production and Promotional Assets. All development, production, sales, marketing, advertising and promotional materials of Seller of every nature whatsoever relating solely to the QI Analyst Products, whether pre- or post-production or publication, including without limitation: (i) license agreements for computer software used solely in connection with the QI Analyst Business and loaded on any of the tangible assets that are included in this transaction, and (ii) text, manuscripts, catalogues, artwork, photographs, transparencies, recording masters, reproduction (or gold) master disks, and digitized masters principally committed to the QI Analyst Products, (the "Production Assets"), including without limitation those Assets listed on
Schedule 1.1.4 attached hereto;

                  1.1.5 Assigned Contracts. Except for any Excluded Liabilities (as defined in Section 1.2.2 hereof) all Seller's right, title and interest in and to those specific contracts (the "Assigned Contracts"), set forth on
Schedule 1.1.5 hereto;

                  1.1.6 Books and Records. Subject to Section 5.1 below, all books and records, files, documents, papers and agreements (including, without limitation, information relating to technical support, customers, manufacturers, contractors, suppliers and vendors) pertaining solely to the Assets (the "Books and Records"); and

                  1.1.7 Goodwill. All goodwill of Seller, in any, related solely to the QI Analyst Products or QI Analyst Business.

1.2      Exclusions.

                  1.2.1 Excluded Liabilities. Except as specifically set forth in this Agreement, Wonderware does not assume or accept any of Seller's liabilities. Without limiting the generality of the foregoing, Wonderware shall not assume or accept any of the following liabilities (the "Excluded Liabilities"):

                           (a) for taxes, whether federal, state, local or foreign or assessments of any kind, including interest, additions to tax or penalties applicable thereto with respect to the operation of the QI Analyst Business prior to the Closing Date;

                           (b) arising out of any transactions between Seller and any employee or shareholder of Seller, or any person or entity affiliated with such employee or shareholder (except to the extent it is an Assigned Contract);

                           (c) arising out of any performance, nonperformance or improper performance of the Assigned Contracts prior to the Closing Date, including any royalties and commissions payable on sales made prior to the Closing Date;

                           (d) for warranty claims made after the Closing Date for service, repair, replacement and similar work with respect to Assets sold, licensed or leased or services provided prior to the Closing Date;

                           (e) for product liabilities arising with respect to Assets sold, licensed or leased or services provided prior to the Closing Date, whether arising in tort or in contract including, without limitation, claims based on defective products, claims for product support, and any claims based on any warranty or guaranty, whether express or implied;

                           (f) arising out of any alleged damage to the environment or any liability for environmental cleanup costs arising out of occurrences, circumstances or actions commencing or in existence prior to the Closing Date;

                           (g) for any judicial or administrative action, suit, proceeding or investigation, pending or threatened on, or based on events occurring prior to, the Closing Date, relating to Seller, its shareholders or the Assets;

                           (h) for noncompliance with or violations of any law, rule, regulation, statute, ordinance, permit, judgment, injunction, order, decree, license or other governmental authorization or approval prior to the Closing Date applicable to Seller, the QI Analyst Business or the Assets;

                            (i) for any agreements, contracts or arrangements entered into prior to the Closing Date with Seller's employees (except to the extent any such agreement is an Assigned Contract);

                           (j) arising out of or related to any Excluded Contracts either before or after the Closing Date, except as specifically set forth herein;

                           (k) for any notes payable or other obligations of Seller occurring prior to the Closing Date (except to the extent any such note or other obligation is an Assigned Contract); and

                           (l) for any trade liabilities of Seller (except to the extent any such trade liability is an Assigned Contract).

                  1.2.2 Excluded Contracts. For purposes of this Agreement, the term "Excluded Contracts" shall be those contracts, agreements, leases and licenses that are not Assigned Contracts pursuant to Section 1.1.5 above. To the extent related solely to the QI Analyst Business, Seller shall use its commercially reasonable efforts to terminate or give notice of termination regarding each Excluded Contract on or before the Closing Date.

1.3 Closing and Effective Date.

                  1.3.1 Time and Place. The closing of the transactions (the "Transactions") contemplated under this Agreement (the "Closing") shall take place simultaneously at the principal offices of Wonderware, 100 Technology, Irvine, CA 91618 and at the offices of Seller, 233 South Wacker Drive, 11th Floor, Chicago, IL 60606, as provided herein. The Transactions shall be consummated on May 31, 2000, or as soon thereafter as the conditions to closing set forth in Article VII below are satisfied or waived (the "Closing Date").

                  1.3.2 Transfer.

                           (a) Purchase Price and Assets. At the Closing, simultaneously with the delivery by Wonderware of the Purchase Price (as defined in, and in accordance with the provisions of Section 1.5), Seller shall deliver and transfer to Wonderware the Assets, free and clear of any and all Liens and Encumbrances.

                           (b) Seller Deliveries. In addition to that set forth in Section 1.3.2(a), at the Closing, Seller shall execute and deliver to Wonderware (i) a Bill of Sale in the form attached hereto as Exhibit B, (ii) an Assignment and Assumption Agreement in the form attached hereto as Exhibit C, (iii) an executed officer's certificate from Seller in the form attached hereto as Exhibit D-1, (iv) mutually acceptable software license agreements for the software known as Gencode.exe, Gencodew.exe and Helptag.dot, executed by an authorized representative of Seller, and in the form attached hereto as Exhibit E,
         (v) a good standing certificate from the State of Delaware with respect to Seller and dated within ten (10) days prior to the Closing Date, and
         (vii) such other bills of sale, instruments of assignment and other appropriate documents as may be reasonably requested by Wonderware and agreed to by Seller in order to carry out the Transactions.

                           (c) Wonderware Deliveries. In addition to that set forth in Section 1.3.2(a), at the Closing, Wonderware shall execute and deliver to Seller (i) an Assignment and Assumption Agreement in the form attached hereto as Exhibit C, (ii) an executed officer's certificate in the form attached hereto as Exhibit D-2 and (iii) such other documents as may be reasonably requested by Seller in order to carry out the Transactions.

1.4 Allocation of Purchase Price. Wonderware and Seller agree that the Purchase Price shall be allocated among the Purchased Assets in accordance with the allocation set forth in Schedule 1.4 hereto. Wonderware and Seller agree that each will report the federal, state and local income and other tax consequences of the purchase and sale contemplated hereby in a manner consistent with such allocation and that neither will take any position inconsistent therewith upon examination of any tax return, in any refund claim, in any litigation, or otherwise.

1.5 Purchase Price. The purchase price (the "Purchase Price") for the sale by Seller to Wonderware of the Assets is Two Million Dollars ($2,000,000.00). Wonderware shall pay Seller the Purchase Price as follows:

                           (a) One Million Seven Hundred Thousand Dollars ($1,700,000.00) shall be delivered on the Closing Date by cashiers check, wire transfer or other method resulting in immediately available funds;

                           (b) An amount equal to (i) Three Hundred Thousand Dollars ($300,000.00) (the "Holdback Amount"); less (ii) any amount deducted therefrom in satisfaction of Seller's obligations to pay for warranty and repair claims under Section 4.1, indemnity claims under
         Section 6.1, or otherwise to reimburse Wonderware for any breach of Seller's obligations or representations or warranties hereunder shall be paid by Wonderware to Seller on the date that is six (6) months after the Closing.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         For purposes of this Article II, the phrase "Materially Adverse" means, with respect to any event, circumstance, inaccuracy, error, obligation, breach, default, liability, loss, damage or amount ("Breaches"), that such Breaches individually or in the aggregate have had, or in the future could reasonably be expected to have (assuming that the QI Analyst Business is conducted as presently conducted), a material adverse impact on the financial condition, results of operations, properties, assets, liabilities or businesses of the QI Analyst Business. Seller represents and warrants that each of the following statements is true and correct as of the date hereof, and will be true and correct as of the Closing Date, except as expressly set forth in the Disclosure Schedule attached hereto as Schedule 2, specifying by number the representation qualified, provided that any specific disclosure made with reference to one or more sections below shall be deemed disclosed with respect to each other section as to which such disclosure is relevant provided that such relevance is clearly apparent:

2.1 Existence and Rights. Seller (i) is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and (ii) has the corporate power and authority, licenses and rights to own its properties, to carry on its QI Analyst Business as now conducted and to make and carry out the Transactions (as defined in Section 1.3.1). Seller is duly qualified and in good standing in each jurisdiction in which the character of its QI Analyst Business makes such qualification necessary, except for such jurisdictions in which Seller's failure to be so qualified would not be Materially Adverse.

2.2 Agreement Authorized. The execution, delivery and performance of this Agreement and Transactions by Seller have been duly authorized by all necessary corporate and other action and do not require notice to, or the consent or approval of, any governmental or other regulatory



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authority or any other person or entity except as disclosed on Schedule 2. This
Agreement has been duly executed and delivered by Seller and is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. The Bill of Sale, Assignment and Assumption Agreement and all other agreements and documents contemplated hereunder (the "Related Agreements"), when delivered at Closing, will have been duly executed and delivered by Seller, and will be legal, valid and binding obligations of Seller enforceable against Seller in accordance with each of their respective terms.

2.3 No Conflict. The execution, delivery and performance by Seller of this Agreement and the Related Agreements will not (i) to the best of Seller's knowledge, violate any provision of law or any regulation or any order, judgment, or decree of any court or other agency of government; (ii) violate any provision of the Articles of Incorporation or Bylaws of Seller; or (iv) result in the creation or imposition of (or the obligation to create or impose) any Lien or Encumbrance on any of the Assets.

2.4 Title. Seller has good, clear and marketable title to all of the Assets, in each case free and clear of any and all Liens and Encumbrances. None of the Assets are located outside the United States. Except as set forth in the Disclosure Schedule, no person has the power to terminate any of the Assigned Contracts as a result of the execution of this Agreement or performance of the Transactions.

2.5 Financial Matters. Prior to the date hereof, Seller has delivered to Wonderware QI Analyst Product revenue reports for 1998, 1999 and the first quarter of 2000 (collectively the "Financial Statements").

                  2.5.1 Financial Condition. The Financial Statements and all other financial statements and historical data submitted in writing by Seller to Wonderware in connection with the Transactions: (i) are true and correct in all material respects as of the date thereof, (ii) were prepared in accordance with accounting principles consistently applied by Seller, and (iii) fairly and accurately present the financial condition of the QI Analyst Business as of the dates thereof and the results of the QI Analyst Business related operations of Seller for the periods covered thereby. Except as disclosed on Schedule 2.5.1, Seller does not have knowledge of any material liabilities or guarantees related directly to the QI Analyst Business, matured or unmatured, contingent or otherwise, as of the respective dates of the Financial Statements not accurately reflected in the Financial Statements, and none have arisen since that time except in the ordinary course of business, all of which are reflected in the Asset-related Financial Statements of Seller.

                  2.5.2 No Undisclosed Liabilities. There are no outstanding material claims, liabilities or obligations of any nature, whether absolute, accrued, known or unknown, contingent or otherwise related solely to the QI Analyst Business, other than: (i) liabilities and obligations that are fully reflected, accrued or reserved against on the Financial Statements, for which the reserves are appropriate and reasonable; or (ii) other liabilities and obligations incurred since March 31, 2000, in the ordinary course of business consistent with past practices, none of which are material.

2.6 No Subsequent Changes. Since March 31, 2000, Seller has conducted Seller's QI Analyst Business in the ordinary course and consistent with past practices. There has not been, with respect solely to the QI Analyst Business, (i) any transfer, lease or other disposition of any of the Assets or the acquisition of any assets or properties, except in the ordinary course of business consistent with past practices; (ii) any cancellation or compromise of any debt or claim, except in the ordinary course of



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

business consistent with past practices; (iii) any waiver or release of any rights under any Assigned Contract, except for any such waiver or release which will not be Materially Adverse and except for the termination of the affiliate agreements required under Section 2.20 below; (iv) any transfer or grant of any rights under any Intellectual Property; (v) any damage to, or destruction or loss of Assets (whether or not covered by insurance) in excess of $25,000; (vi) any actual or threatened in writing cancellations by customers, suppliers or manufacturers of any material Assigned Contract; (vii) any change in any accounting principle or method used by Seller for either income tax or financial reporting purposes; (viii) any write-offs or write-downs of the Inventory or the receivables of QI Analyst Products other than in the ordinary course of business consistent with past practices; (ix) any agreement to take any action described in this Section 2.6; and (x) any Materially Adverse change (whether or not covered by insurance), or any occurrence or event which could reasonably be expected to result in a Materially Adverse change.

2.7 Inventory. The Inventory consists of items of a quantity and quality usable or salable in the ordinary course of business consistent with sales over the last year. Seller is not under any material liability or obligation with respect to the return of Inventory in the possession of other parties (whether or not affiliated with Seller). Seller has not received written or oral notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the finished goods, raw materials, services, supplies or component products required for its QI Analyst Business. Seller has recorded any additions to or depletion of its Inventory in accordance with prior practices and maintained accurate records thereof.

2.8 Product Liability. There are (i) no statements, citations or decisions by any governmental or regulatory body and (ii) no notices from any other party suggesting that the QI Analyst Product is or may be defective. There is no (a) fact known to Seller relating to any QI Analyst Products that impose, or that may reasonably be expected to impose, upon Seller (or Wonderware upon consummation of the Transactions) a duty to recall any QI Analyst Product or a duty to warn its customers or any other consumer of a defect in any QI Analyst Product, or (b) latent or overt design, manufacturing or other defect known to Seller in any QI Analyst Product (except as previously disclosed by Seller to Wonderware on April 25, 2000, in response to Wonderware's Technical Due Diligence Request).

2.9 Intellectual Property.

                  2.9.1 Licenses. Except for the Production Asset license agreements listed on Schedule 1.1.4, no other licenses or agreements are necessary to continue the development, production and distribution of the QI Analyst Products. True and complete copies of all such licenses (as amended to date) have been delivered to Wonderware. All costs, expenses, royalties, payments and commissions required to be paid in connection with the foregoing through the date hereof have been paid in full by Seller. Any and all licenses related thereto are fully assignable and to the extent assignable such licenses shall be assigned from Seller to Wonderware on the Closing Date. There are no other third party products or intellectual property embedded in, incorporated in or otherwise used or distributed as a part of the QI Analyst Product. Seller and its distributors and licensees have (and after the Closing Date, Wonderware will have) proper and effective licenses or grants of authority to use the work product of programmers, writers, artists, photographers, consultants and other persons connected with the design, development, recording, programming, duplication, publication and distribution of the QI Analyst Products to the extent necessary for the QI Analyst Business.

                  2.9.2 Copyrights. A true and complete listing of all of Seller's copyrights, whether registered, unregistered or pending registration, which comprise a portion of the Intellectual Property is set forth in Schedule
2.10.2. Good and sufficient copyright notice, in keeping with reasonable business practices, has been affixed to each piece of copyrighted Intellectual Property.

                  2.9.3 Trademarks. A true and complete listing of all of Seller's Trademarks (whether registered or under common law) which comprise a portion of the Intellectual Property are set forth in Schedule 2.10.3. Seller has not granted any options, licenses or rights therein. Seller possesses (and after the Closing Date, Wonderware will possess) the license or right to use for the duration granted by applicable law (and without the need for royalty or similar payments) all Trademarks listed on Schedule 2.10.3.

                  2.9.4 Non-Infringement and Litigation. Except as disclosed in the Disclosure Schedule, Seller owns all right, title and interest in and to the QI Analyst Products free and clear of any and all Liens and Encumbrances (except nonexclusive, end user customer license agreements granted in the ordinary course of business) and Seller (i) is not violating, infringing on or otherwise acting adversely with respect to, any intellectual property or any right of privacy of any party (whether or not an affiliate) in development, production or distribution of the QI Analyst Products or otherwise in the operations of the QI Analyst Business, (ii) has not received any notice from any third party and does not know of any third party who has asserted any claim concerning such an infringement, violation or adverse acts, or (iii) does not know of any reasonable basis for any such claims by a third party. To Seller's knowledge, no person or entity is violating, infringing on or otherwise acting adversely with respect to any of the Intellectual Property.

2.10 Assigned Contracts. Schedule 1.1.5 lists all Assigned Contracts. True and complete copies of all such Assigned Contracts (as amended to date) have been delivered to Wonderware. All Assigned Contracts are fully executed, have been performed to the extent required on or prior to the date hereof in all material respects, are in full force and effect and are enforceable in accordance with their respective terms. To Seller's knowledge, Seller is not in default under any Assigned Contract, and no defaults (not subsequently cured) by Seller have been alleged thereunder.

2.11 Litigation. There is no litigation, governmental investigation, arbitration or other proceedings (formal or informal) pending or, to Seller's knowledge, threatened, against or affecting the QI Analyst Products or QI Analyst Business, or the Assets; Seller is not aware of any reasonable basis for any litigation, governmental investigation, arbitration or other proceedings (formal or informal) affecting the QI Analyst Products or QI Analyst Business, or the Assets.

2.12 Compliance with Laws. The QI Analyst Business and operations of Seller with respect thereto are and have been in compliance with all laws, except where the failure to so comply would not be Materially Adverse to the QI Analyst Business. To Seller's knowledge Seller has all permits, licenses, orders, authorizations, registrations, approvals and other analogous instruments (each of which is in full force and effect and to Seller's knowledge can be transferred without any consent or filing), and Seller has made all filings and registrations and the like, which are necessary or proper to conduct the QI Analyst Business, except where the failure to maintain such permits and other instruments or to make such filings and registrations is not Materially Adverse.

2.13 Assets. The Assets constitute all of the assets and properties used solely in connection with the QI Analyst Business (except for ordinary furniture, fixtures and equipment) as of the date hereof, except as to the assets sold, licensed, leased, disposed of or consumed in the ordinary course of business prior to the Effective Date. No other entity or person controlled by, controlling or under common control with Seller holds any assets used in or necessary for the operation of the QI Analyst Business as currently conducted.

2.14 No Other Acquisition Agreement. Seller is not a party to any agreement, contract, license, lease or other arrangement, formal or informal, written or oral, with any entity other than Wonderware concerning a merger, consolidation, asset or stock acquisition, disposition or other business acquisition or business combination transaction involving Seller and the QI Analyst Products or QI Analyst Business.

2.15 Commissions. Seller has not employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or other similar payments with respect to this Agreement and the Transactions. Seller shall defend, indemnify and hold harmless Wonderware and its affiliates from and against any and all brokerage fees, finder's fees, commissions or other similar payments which arise because of the act or agreement of Seller.

2.16 Accuracy of Information Furnished. To Seller's knowledge, no statement or information contained in any schedule, certificate or other document or information furnished, or to be furnished, in writing by or on behalf of Seller to Wonderware contains any untrue statement of a material fact as of the date made. Seller is not aware of any facts or circumstances not disclosed in this Agreement or the schedules hereto which should be disclosed to Wonderware in order to make any of the representations or warranties made by Seller herein not misleading in any material respect.

2.17 Permits and Consents. Seller has made all filings with governmental bodies and other regulatory authorities and has obtained all permits, approvals, authorizations and consents of all third parties (including, without limitation, any lender that has made a loan to Seller) necessary for it to consummate the Transactions without being in violation of any law or otherwise adversely affecting any of the Assets.

2.18 Termination or Release of Security Interests. Where applicable, Seller has obtained the termination or release of all security interests in any and all of the Assets on or before the Closing Date.

2.19 Termination or Release of Affiliate Agreements. Seller has obtained the termination or release of all affiliate, distributor and other similar agreements and any and all related rights of affiliates in any and all of the Assets (including, without limitation, the right to use or sell all or any part of the Assets).

2.20 Condition of Products. The QI Analyst Products shall perform substantially in accordance with the product documentation provided by Seller to Wonderware. EXCEPT AS

OTHERWISE PROVIDED IN THIS ARTICLE II OF THE AGREEMENT, SELLER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE QI ANALYST PRODUCTS, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE WHICH ARE HEREBY DISCLAIMED AND EXCLUDED.

2.21 Y2K Compliance. The QI Analyst Products are and will be capable of correctly processing, providing and/or receiving date data (including, but not limited to, date data within and between the twentieth and twenty-first centuries) and are and will be capable of accurately accounting for leap years, provided that all products (for example, hardware, software, and firmware) used with the QI Analyst Products properly exchange accurate date data with them.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF WONDERWARE

         Wonderware hereby represents and warrants that each of the following statements is true and correct as of the date hereof, and will be true and correct as of the Closing Date:

3.1 Existence and Rights. Wonderware (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has the corporate power and authority, licenses and rights to own its properties, to carry on its business as now conducted and to make and carry out the Transactions.

3.2 Agreement Authorized. The execution, delivery and performance of this Agreement and the Transactions by Wonderware have been duly authorized by all necessary corporate and other action and do not require notice to, or the consent or approval of, any governmental or other regulatory authority or any other person. This Agreement has been duly executed and delivered by Wonderware and is a legal, valid and binding obligation of Wonderware, enforceable against it in accordance with its terms. The Related Agreements, when delivered at Closing, will have been duly executed and delivered by Wonderware and will be legal, valid and binding obligations of Wonderware, enforceable against it in accordance with each of their respective terms.

3.3 No Conflict. The execution, delivery and performance by Wonderware of this Agreement and the Related Agreements will not (i) modify, breach or constitute grounds for the occurrence or declaration of a default under or allow another party a right to terminate any agreement, indenture, undertaking or other instrument to which Wonderware is a party or by which they or any of the Assets may be bound or affected, except for any such modification, breach or default which would not have a material adverse effect, individually or in the aggregate, on the condition (financial or otherwise), results of operations, properties, assets, liabilities, businesses or prospects of Wonderware; (ii) violate any provision of law or any regulation or any order, judgment, or decree of any court or other agency of government; or (iii) violate any provision of the Certificate of Incorporation or Bylaws of Wonderware.

3.4 Commissions. Wonderware has not employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or other similar payments with respect to this Agreement and the Transactions. Wonderware shall defend, indemnify and hold harmless Seller and its affiliates from and against any and all brokerage fees, finder's fees, commissions or other similar payments which arise because of the act or agreement of Wonderware.

3.5 Permits. Wonderware has made all filings with governmental bodies and other regulatory authorities and has obtained all permits, approvals, authorizations and consents of all third parties, necessary for Wonderware to consummate the Transactions without being in violation of any law.

3.6 Accuracy of Information Furnished. To Wonderware's knowledge, no statement or information contained in any schedule, certificate or other document or information furnished, or to be furnished, in writing by or on behalf of Wonderware to Seller contains any untrue statement of a material fact as of the date made. Wonderware is not aware of any facts or circumstances not disclosed in this Agreement or the schedules hereto which should be disclosed to Seller in order to make any of the representations or warranties made by Wonderware herein not misleading in any material respect.

                                   ARTICLE IV
                               COVENANTS OF SELLER

4.1 Assignment of Assigned Agreements. Seller shall use its commercially reasonable efforts, at Seller's sole cost and expense, to cause assignment to Wonderware, effective at Closing, of all Assigned Contracts that, by their terms or by law, may not be assigned or transferred to Wonderware without the consent (written or otherwise) of any party to such Assigned Contract.

4.2 Transfer, Assignment and Registration of Intellectual Property. Seller shall use its commercially reasonable efforts to cause transfer and assignment to Wonderware, effective at closing, of all right, title and interest in and to all Intellectual Property. In addition to the foregoing, Seller shall use its commercially reasonable efforts to cooperate with and assist Wonderware to (i) at Wonderware's sole cost and expense, cause copyright registrations to be filed with the United States Library of Congress for all Assets for which Seller holds unregistered copyrights (if any) and (ii) cause such affidavits of use and other documents to be filed with the United States Patent and Trademark Office as necessary to preserve and perfect Wonderware's right, title and interest in and to all Intellectual Property that are trademarks, trade names or service marks.

4.3 Transfer of Business Relationships. From the Closing Date and for a period of twelve (12) months thereafter, Seller shall use its commercially reasonable efforts to cause its customers, suppliers, vendors and third-party product providers to transfer their business relationships, with respect to the QI Analyst Products and QI Analyst Business only, from Seller to Wonderware. Such duty shall include, without limitation, the obligation of Seller to direct to Wonderware any and all persons calling Seller's telephone numbers regarding matters concerning the QI Analyst Products (or any other of the Assets), and to advise all such persons that Wonderware is now the owner of the QI Analyst Products, and advising them to direct their inquiries to Wonderware in a manner mutually agreed to by the parties.

4.4      Technical Support; Warranties; Product Returns.

                  4.4.1 Obligation to Provide Technical Support. Beginning on the Closing Date, and continuing for a period of six (6) months thereafter (the "Handover Period"), Seller shall provide all reasonably necessary technical support to any and all users of the QI Analyst Products ("Technical Support") who are the beneficiaries of, or otherwise entitled to, Technical Support under valid, enforceable QI Analyst Product warranties or technical support agreements; provided, however, that upon receipt of a written notice from Wonderware that Wonderware will assume responsibility for the provision of the Technical Support (the "Handover Notice"), Seller shall immediately stop providing Technical Support to any party other than Wonderware and, in an orderly fashion, shall transfer existing Technical Support customers to Wonderware, and shall direct all subsequent Technical Support inquiries to Wonderware. If so requested in writing by Wonderware prior to, or contemporaneously with, Wonderware's issuance of the Handover Notice, Seller will continue to provide "backup" Technical Support directly to Wonderware during any time that should remain between the date Wonderware sends the Handover Notice to Seller and the end of the Handover Period.

                  4.4.2 Standards of Technical Support Provided. All Technical Support provided by Seller pursuant to Section 4.5.1 above will be provided in a professional, workmanlike manner fully consistent with Seller's pre-Closing Date technical support practices (including, but not limited to, the amount of time and resources dedicated by Seller to provision of technical support for the QI Analyst Products). On a weekly basis, beginning on the Closing Date and terminating six (6) months thereafter, Seller shall provide Wonderware with written reports detailing the number of phone calls received that week requesting Technical Support for the QI Analyst Products and, for those requests that Seller was unable to answer in the first call, a description of the Technical Support sought.

                  4.4.3 Indemnification for Claims Arising From Technical Support. Seller will promptly indemnify and hold Wonderware (including its affiliates, officers, directors, employees and agents) harmless from and against any and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses and court costs incident to any claim, suit, action, investigation or other proceeding), damages and losses (net of any tax adjustments, settlements, reductions or other effects which actually result from the loss and its payment) which result from i) claims arising out of, or otherwise related to Seller's provision of Technical Support during the Handover Period (the "Technical Support Claims") and ii) returns, replacements, repairs or warranties with respect to any products sold, licensed, leased, shipped or distributed by Seller prior to the Effective Date; provided, however, that Seller shall have no liability to the extent there is a problem with a product attributable to upgrades done by Wonderware after the Effective Date, and provided further that Seller shall have no further liability to indemnify Wonderware under this Section 4.5.3 for customer returns, replacements, repairs or warranty claims made more than two (2) years after the Effective Date. To make a claim for such indemnity, Wonderware shall send written notice to Seller requesting such indemnity, after which Seller shall have ten (10) days to either pay such costs in full (to avoid any reduction of the Holdback Amount), or to contest its liability for such costs based upon a claim that the problem is attributable to upgrades done by Wonderware or others after the Effective Date or because the claim is based upon an event that occurred more than one (1) year after the Effective Date. To the extent that Seller does not pay such claim within such ten (10) day period, Wonderware shall thereafter have the right to offset the amount of such claim against the Holdback Amount (or such amount is insufficient to pursue a claim against the Seller) under the indemnity and dispute resolution provisions contained herein.

                  4.4.4 Division of Support Revenue. Any and all revenue received by Seller, or by Wonderware during the Handover Period, as payment for the provision of Technical Support during or after the Handover Period (the "Support Revenue"), shall be prorated in increments of days, and divided between Seller and Wonderware according to the following provisions:

                           (a) Seller shall be entitled to 100 percent of the Support Revenue received prior to Wonderware's issuance of the Handover Notice.

                           (b) to the extent Wonderware requests that Seller provide "backup" support to Wonderware during the period following issuance of a Handover Notice but prior to the end of the Handover Period (the "Backup Period"), Seller shall be entitled to fifty (50) percent of the Support Revenue received during the Backup Period.

                           (c) Seller shall not be entitled to any Support Revenue after the end of the Handover Period.

                  4.4.5 Product Returns. From and after the Closing Date, in conjunction with Seller during the Handover Period and in its sole discretion following the end of the Handover Period, Wonderware, in accordance with reasonable business practices, shall determine whether to accept returns of products sold by Seller, to supply replacement products, to repair products or to perform any warranty work with respect to the products, including with respect to products sold, licensed, leased, shipped or distributed by Seller prior to the Closing Date.

4.5 QI Analyst Products Knowledge Transfer. From and after the Closing Date and terminating six (6) months thereafter, at no additional cost to Wonderware, Seller shall make available to Wonderware, at mutually convenient times and locations, and for multiple, non-consecutive periods totaling not less than ten
(10) cumulative days, a sufficient number of individuals (but no fewer than one
(1)) who are qualified to train Wonderware personnel regarding the use, features, and functionality of the QI Analyst Products.

4.6 Technical Support Knowledge Transfer. Upon Wonderware's request, and for no more than two (2) sessions of two days duration each, Seller shall, at no additional cost to Wonderware and at a mutually convenient location, make available to Wonderware a sufficient number of individuals (but no fewer than one (1)) qualified to train Wonderware personnel to provide Technical Support for the QI Analyst Products and to teach other Wonderware personnel to provide Technical Support for the QI Analyst Products (the "Knowledge Transfer Meetings"). The first Knowledge Transfer Meeting shall occur within four (4) months after the Closing Date and the second Knowledge Transfer Meeting shall occur within six (6) months after the Closing Date.

4.7 Statistical Consulting. From and after the Closing Date, at no additional cost to Wonderware and terminating six (6) months thereafter, Seller shall make available to Wonderware, at a mutually convenient time and location, and for multiple, non-consecutive periods totaling not less than eighty (80) cumulative hours, a sufficient number of statisticians (but no fewer than one (1)) qualified to assist Wonderware personnel in resolving any statistical questions or problems arising from Wonderware's use or further development of the QI Analyst Products.

4.8 Sales or Use Taxes. Seller agrees to pay all sales, use, property and other taxes, duties and assessments related to the sale and transfer of the QI Analyst Products and QI Analyst Business and the Assets (other than state or federal income taxes imposed upon Wonderware), and Seller agrees to indemnify, defend and hold Wonderware harmless against any such liabilities.

4.9 Non-Competition. Neither Seller nor any affiliate controlled by Seller will develop, market or distribute any software program that performs or is intended to perform functions substantially the same as those performed by the QI Analyst Products.

                                    ARTICLE V
                             COVENANTS OF WONDERWARE

5.1 Access to Books and Records After Closing Date. Wonderware shall maintain, for a period of two (2) years, all original pre-closing Books and Records. After the Closing Date, Wonderware shall provide Seller, during ordinary business hours and upon reasonable notice, with access to the original Books and Records for review and copying.

                                   ARTICLE VI
                                 INDEMNIFICATION

6.1 Indemnification. Wonderware, on the one hand, and Seller on the other hand, each agree to indemnify and hold the other (including their affiliates, officers, directors, employees and agents) harmless from and against any and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses and court costs incident to any claim, suit, action, investigation or other proceeding), damages and losses, net of any tax adjustments, settlements, reductions or other effects which actually result from the loss and its payment ("Losses") arising out of or resulting from a breach of any representation, warranty or covenant made by, or obligation or agreement of, such party to this Agreement. Seller further agrees to indemnify and hold Wonderware (including its affiliates, officers, directors, employees and agents) harmless from and against any and all Losses arising out of or resulting from
(i) the Excluded Liabilities and (ii) non-compliance by the Seller with any applicable bulk transfer laws in connection with the sale of the Assets hereunder. Wonderware further agrees to indemnify and hold Seller (including its affiliates, officers, directors, employees and agents) harmless from and against any and all Losses arising out of the QI Analyst Business acquired by Wonderware after the Closing Date, to the extent arising out of transactions entered into, actions taken or events occurring after the Closing Date, and including without limitation those arising from the Assigned Contracts, but not including without limitation those arising from the Excluded Contracts, Excluded Liabilities, or Technical Support Claims. Seller's indemnification of Wonderware shall be subject to satisfaction from the Purchase Price, including but not limited to the Holdback Amount, and shall specifically include, without limitation, any Losses arising out of (a) taxes (including, without limitation, payroll and social security taxes) related to the QI Analyst Business prior to the Closing Date, or which are otherwise the obligation of the Seller; (b) sales, use, property and other taxes, duties and assessments related to the sale and transfer of the QI Analyst Products and QI Analyst Business and the Assets (other than state or federal income taxes imposed upon Wonderware) arising from or related to the Transactions; (c) noncompliance (including, without limitation, environmental noncompliance) with laws, rules, regulations, statutes, ordinances, permits, judgments, injunctions, orders, decrees, licenses or other governmental authorizations or approvals applicable to the QI Analyst Business prior to the Closing Date and (d) any failure of

Seller to fully perform its obligations hereunder with respect to product returns, product warranties, and product repairs on products sold by Seller and/or Seller's failure to comply with its obligations (through offset of the Holdback Amount or otherwise) with respect thereto under Section 4.4 of this Agreement. With the exception of breach by Seller of its representations and warranties with respect to Section 2.4 above, each party's aggregate liability to the other party hereunder shall not exceed the Purchase Price. Seller's representations and warranties set forth in Article II and its obligations of indemnification pursuant to this Section 6.1 shall survive the Closing Date and, with the exception of Seller's obligations under Sections 6.1(a) and (b) above, will expire on the date that is eighteen (18) months after the Closing Date. Seller's obligations of indemnification under Sections 6.1(a) and (b) shall not expire.

6.2 Procedure for Indemnification.

                  6.2.1 The provisions of this Section 6.2 shall govern any claim for indemnification by Wonderware or by Seller pursuant to Section 6.1 (each such party an "Indemnitee") against the party or parties agreeing to provide indemnification hereunder (the "Indemnitor").

                  6.2.2 The Indemnitee shall promptly give notice hereunder to the Indemnitor, after obtaining notice of any claim as to which recovery may be sought against the Indemnitor, and, if such indemnity shall arise from the claim of a third party, the Indemnitee shall consent to the Indemnitor assuming the defense of any such claim; provided that the Indemnitee shall not be required to permit the Indemnitor to assume the defense of any third party claim
(i) which, if not first paid, discharged or otherwise complied with, would result in a material interruption or cessation of the conduct of the business of the Indemnitee ("An Exigent Claim"), or (ii) if the Indemnitee, reasonably concludes that there may be a conflict of interest between the Indemnitor, on the one hand, and the Indemnitee, on the other hand, in the conduct of the defense of such action ("A Conflict of Interest Claim"). Failure by the Indemnitor to notify the Indemnitee of its election to defend any such claim or action within fourteen (14) days of the date of notice from the Indemnitee shall be deemed to constitute its consent to the Indemnitee's assumption of such defense. If the Indemnitor assumes the defense of such claim or litigation resulting therefrom, the obligations of the Indemnitor hereunder as to such claim shall include taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom including the retention of counsel, which counsel must be to the Indemnitee's reasonable satisfaction, and holding the Indemnitee harmless from and against any and all Damage resulting from, arising out of, or incurred with respect to any settlement approved by the Indemnitor or any judgment in connection with such claim or litigation resulting therefrom. The Indemnitor shall not, in the defense of such claim or litigation,
(a) consent to the entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnitee, which consent shall not be unreasonably withheld, or (b) enter into any settlement (except with the written consent of the Indemnitee, which consent shall not be unreasonably withheld), unless the Indemnitee is released and held harmless from and against any and all Losses resulting from, arising out of or incurred with respect to such judgment or settlement.

                  6.2.3 If the Indemnitor shall not assume the defense of any such claim by a third party or litigation resulting therefrom, the Indemnitee may defend against such claim or litigation in such manner as it deems appropriate, and the Indemnitee may settle such claim or litigation on such terms as it may deem appropriate (except that in the event of A Conflict of Interest Claim in which the Indemnitee is defending itself, the Indemnitee shall not settle unless it has first obtained the written consent of the Indemnitor, which consent shall not be unreasonably withheld; and except with respect to An Exigent Claim, the Indemnitee shall endeavor to give notice of such terms of the settlement, but may settle the claim without the written consent of the Indemnitor if the Indemnitee reasonably determines that such settlement is necessary to avoid a material interruption or cessation of the conduct of the business of the Indemnitee) and the Indemnitor shall promptly reimburse the Indemnitee for the amount of such settlement and for all Losses incurred by the Indemnitee in connection with the defense against or settlement of such claim or litigation.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

7.1 Conditions to Each Party's Obligation. The obligations of Seller and Wonderware to consummate the Closing are subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

                  7.1.1 No Injunctions; Orders. No preliminary or permanent injunction or other order shall have been issued by any federal, state, municipal, domestic, foreign, or other governmental tribunal (the "Court"), or by any federal, state, municipal, domestic, foreign, or other administrative, regulatory, or licensing agency or entity, licensing department, commission, board, bureau or other governmental or quasi-governmental authority or instrumentality (the "Governmental Entity") nor shall any statute, rule, regulation, or executive order be promulgated or enacted by any Governmental Entity that prevents the consummation of the Transactions.

                  7.1.2 Approvals. Except as otherwise provided herein, all authorizations, consents, orders, or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the Transactions shall have been filed, occurred or been obtained, all of which have been disclosed pursuant to Section
2.2 above.

                  7.1.3 No Litigation. No action or proceeding before any Court or any Governmental Entity shall be pending and no investigation by any Governmental Entity shall have been commenced, and no action or proceeding by any Governmental Entity shall have been threatened against the Seller or Wonderware or any of their respective officers, directors, employees or agents seeking to prevent or delay the Transactions or challenging any of the terms or provisions of this Agreement or seeking material damages in connection therewith.

7.2 Conditions to Seller's Obligations. The obligations of the Seller to consummate the Closing are subject to the satisfaction on or prior to the Closing Date, of the following conditions, in addition to the other deliveries of Wonderware required hereunder:

                  7.2.1 Representations and Warranties True. The representations and warranties of Wonderware shall be in all material respects true and correct as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by this Agreement, and Seller shall have received a certificate from an officer of Wonderware in the form attached hereto as Exhibit D-2, attesting to such fact.

                  7.2.2 Performance. Wonderware shall have performed and complied with, in all material respects, all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Seller shall have received a certificate from an officer of Wonderware in the form attached hereto as Exhibit D-2, attesting to such fact.

7.3 Conditions to Wonderware's Obligations. The obligations of Wonderware to consummate the Closing are subject to the satisfaction on or prior to the Closing Date, of the following conditions, in addition to the other deliveries of Seller required hereunder.

                  7.3.1 Representations and Warranties True. The representations and warranties of Seller shall be in all material respects true and correct as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by this Agreement, and Wonderware shall have received a certificate from an officer of Seller in the form attached hereto as Exhibit D-1, attesting to such fact.

                  7.3.2 Performance. Seller shall have performed and complied with, in all material respects, all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Wonderware shall have received a certificate from an officer of Seller in the form attached hereto as Exhibit D-1, attesting to such fact.

                  7.3.3 Employment Agreements with Seller's Personnel. James Cheever and Richard Marcell shall have accepted employment offers from Wonderware and shall have indicated such acceptance by countersigning Wonderware offer letters and returning them to Wonderware.

                  7.3.4 Provision of Materials for Product Due Diligence. Seller shall have provided to Wonderware copies of the QI Analyst Products, associated source code and such other documentation, materials and cooperation that Wonderware may reasonably request to allow Wonderware to fully satisfy itself that the QI Analyst Products will be compatible with other Wonderware software and that the QI Analyst Products will be suitable for Wonderware's intended purposes.

                  7.3.5 Completion of Product Due Diligence. Wonderware shall have completed all testing and examination reasonably necessary to fully satisfy itself that no material incompatibilities or other material issues regarding the suitability of the QI Analyst Products for Wonderware's intended uses exist and Wonderware shall have provided written notice to Seller that Wonderware satisfactorily completed its product due diligence.

                  7.3.6 Provision of Technical Support Call Logs. Seller shall have provided to Wonderware any and all QI Analyst Products technical support call logs and any other similar documents containing information regarding technical support questions or issues associated with the QI Analyst Products.

7.4 Effect of Consummation of the Closing. Upon the condition that the Closing occurs, (i) the failure of any condition or (ii) the breach of any representation, warranty, or covenant of any party hereto of which the other party has received written notice from the breaching party prior to the Closing Date and which breach is waived in writing by the non-breaching party, shall be deemed waived as of the date hereof and as of the Closing Date and all conditions to Closing specified in this Agreement shall be deemed satisfied.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

8.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  8.1.1 Mutual Consent. By mutual written consent of Wonderware and Seller.

                  8.1.2 Breach of Warranties or Covenants; Misrepresentation. By either Wonderware or Seller if there has been a material breach of any representation, warranty, covenant, or agreement contained in this Agreement on the part of the other party set forth in this Agreement and such breach of a covenant or agreement has not been cured within thirty (30) days following written notice from the other party of the alleged breach.

                  8.1.3 Expiration Date. By either Wonderware or Seller if the Closing shall not have been consummated within three (3) months of the Effective Date (the "Expiration Date"), unless such date is extended by mutual written agreement of Wonderware and Seller. Termination on or after the Expiration Date pursuant to this Section 8.1.3 shall be without prejudice to the rights and remedies available to the nonbreaching party if one party is in breach hereof as of the Expiration Date.

                  8.1.4 Illegality. By either Wonderware or Seller if there shall be a final nonappealable order of a Court of competent jurisdiction in effect preventing the Closing.

                  8.1.5 Government Action. By Wonderware, if there shall be any action taken, or any statute, rule, regulation, or order enacted, promulgated, or issued that would prohibit Wonderware from owning all or a material portion of the QI Analyst Product or QI Analyst Business as a result of the transactions contemplated herein.

8.2 Effect of Termination. If this Agreement is terminated by either Wonderware or Seller as provided above, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Wonderware or Seller or their respective officers, directors, employees, or agents; provided, however, that termination by either Wonderware or Seller pursuant to Sections 8.1.2 or
8.1.3 above shall be without prejudice to the rights and remedies available to the nonbreaching party if one party is in breach hereof as of the date of termination.

8.3 Waiver. Any party hereto may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other party; (ii) waive any inaccuracies in the representations and warranties made to such party; or (iii) waive compliance with any of the agreements or conditions for the benefit of such party. No such agreement shall be effective unless in writing.

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1 Announcements. Except to the extent required by law, neither party shall make, or cause to be made, any news releases or other public announcements pertaining to the Transactions prior to the Closing Date without first consulting the other party and attempting to formulate a mutually satisfactory arrangement for such disclosure.

9.2 Cooperation. Each party hereto agrees, both before and after the Closing Date, to execute any and all further documents and writings and perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out the Transactions (which shall not include any obligation to make payments).

9.3 Complete Agreement: Modifications. This Agreement, and any documents referred to herein or executed contemporaneously herewith, constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by Wonderware and Seller to be bound by such amendment, alteration or modification.

9.4 Expenses. The parties hereto will each pay all of their own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement and the Transactions, including, without limitation, all fees and expenses of their respective agents, representatives, counsel and accountants.

9.5 Remedies Not Exclusive: No Termination. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies will not constitute a waiver of the right to pursue other available remedies.

9.6 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be given or made by personal delivery, by a nationally recognized courier service for overnight delivery, by facsimile (with a confirming copy by regular mail) or by registered or certified mail, postage prepaid, return receipt requested, addressed if to Seller, at:

                           SPSS Inc.
                           233 South Wacker Drive, 11th Floor
                           Chicago, IL 60606
                           Attention: Mr. Edward Hamburg
                           Telephone  (312) 651-3000
                           Facsimile:  (312) 651-3558
                  with a copy to:

                           Ross & Hardies
                           150 North Michigan Ave., Ste. 2500
                           Attention Lawrence K. Samuels, Esq.
                           Telephone: (312) 558-1000
                           Facsimile:  (312) 750-8600


                  if to Wonderware, at:

                           Wonderware Corporation
                           100 Technology
                           Irvine, CA 92618
                           Attention: Philip C. Maynard, General Counsel
                           Telephone: (949) 727-3200
                           Facsimile:  (949) 453-6543


or at such other place as the party to whom such notice of communication is to be addressed may have designated to the other parties by notice conforming to this Section 9.6. Notices shall be deemed effective and received (i) on the actual receipt in the case of hand delivery or facsimile, (ii) on the next business day after deposit in the case of notices by nationally recognized overnight courier services, or (iii) on the third business day after the date of mailing in the manner set forth herein. As used herein, notice to a party shall include concurrent notice to that party's counsel as set forth herein.

9.7 Third-Party Benefits. None of the provisions of this Agreement will be for the benefit of, or enforceable by, any third-party beneficiary.

9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware without giving effect to the conflicts of law or choice of law provisions thereof.

9.9 Dispute Resolution and Arbitration.

                  9.9.1 Negotiation Between Executives. The parties shall attempt in good faith to resolve any dispute arising out of, or relating to, this Agreement promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this contract. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 15 days after delivery of the notice the receiving party shall submit to the other a written response. The notice and the response shall include (i) a statement of each party's position and a summary of arguments supporting that position, and (ii) the name and title of the executive who represents that party and of any other person who will accompany the executive. Within ten days after delivery of the receiving party's response, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored. If the matter has not been resolved within 45 days of the disputing party's notice, or if the parties fail to meet within ten days, either party may initiate arbitration of the controversy or claim as provided hereinafter. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and other states' rules and codes of evidence.

                  9.9.2 Arbitration. Any dispute arising out of or relating to this Agreement or the breach, termination or the validity thereof, which has not been resolved by the nonbinding meet and confer provisions provided in Section
9.9.1 above shall be settled by arbitration in accordance with the then-current American Arbitration Association rules for arbitration of business disputes by a sole arbitrator who shall be a former superior court or appellate court judge or justice with significant experience in resolving business disputes. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof; provided, however, that any award issued as a result of arbitration shall be reviewable de novo by a court of competent jurisdiction for errors of law. The place of arbitration shall be Wilmington, Delaware. THE ARBITRATOR SHALL AWARD TO THE PREVAILING PARTY SUCH PARTY'S COSTS INCURRED IN CONNECTION WITH THE ARBITRATION, INCLUDING REASONABLE ATTORNEYS' FEES AND EXPERT WITNESS FEES. The arbitrator may award equitable relief in those circumstances where monetary damages would be inadequate. The arbitrator shall be required to follow the applicable law as set forth in the governing law section of this Agreement.

9.10 Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

9.11 Illegality. Nothing herein contained shall be construed to require the performance by either party of any act contrary to law. In the event of any conflict between any provision hereof and any law or governmental regulation, the latter shall prevail, but in such event the affected provisions of this Agreement shall be curtailed only to the extent necessary to bring them within the requirement of such law or regulation requirement.

9.12 Successors and Assigns. Neither this Agreement nor any of the rights hereunder shall be assignable by Wonderware, on the one hand, or Seller on the other hand, without the prior written consent of the other party, except that, after the Closing Date, Wonderware shall have the right to assign its post-Effective Date rights under this Agreement to any affiliate of Wonderware. Except as set forth in the preceding sentence, this Agreement shall inure to the benefit of and shall be binding on the parties, and their respective successors and permitted assigns.

9.13 Rules of Construction.

                  9.13.1 Headings. The Article and Section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Article or Section.

                  9.13.2 Tense and Case. Throughout this Agreement, as the context may require, references to any word used in one tense or case shall include all other appropriate tenses or cases.

                  9.13.3 Severability. The validity, legality or enforceability of the remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect.

                  9.13.4 Agreement Negotiated. The parties hereto are sophisticated and have been represented by lawyers throughout this transaction who have carefully negotiated the provisions hereof.

9.14 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

"Wonderware"                           Wonderware Corporation


                                       By: /s/ Sam M. Auriemma
                                          -------------------------------------
                                          Sam M. Auriemma, Vice President,
                                          Chief Financial Officer and Secretary



"Seller"                               SPSS Inc.


                                       By: /s/ Mark Battaglia
                                          -------------------------------------
                                          Mark Battaglia,
                                          Executive Vice President

                             EXHIBITS AND SCHEDULES


Exhibits
--------
Exhibit A - Description of QI Analyst Product and Business
Exhibit B - Bill of Sale
Exhibit C - Assignment and Assumption Agreement
Exhibit D-1 - Form of Seller's Officer's Certificate
Exhibit D-2 - Form of Wonderware's Officer's Certificate
Exhibit E - Form of License Agreements for Gencode.exe, Gencodew.exe and Helptag.dot


Schedules
---------
Schedule 1.1.2             Tangible Assets
Schedule 1.1.3             Inventory
Schedule 1.1.4             Production Assets
Schedule 1.1.5             Assigned Contracts
Schedule 1.4               Allocation of Purchase Price
Schedule 2                 Disclosure Schedule
Schedule 2.5.1             QI Analyst Liability Disclosure
Schedule 2.10.2            Copyrights
Schedule 2.10.3            Trademarks